EXHIBIT 23.1



                 Consent of Ernst & Young, Independent Auditors


         We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) and related Prospectus of American Stores Company and to the incorporation by reference therein of our report dated March 8, 1993, with respect to the consolidated financial statements of American Stores Company included in its Annual Report (Form 10-K) for the fiscal year ended January 30, 1993, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young
                                            ERNST & YOUNG



         Salt Lake City, Utah
         February 18, 1994